AMERICAN Homes 4 Rent

SECOND QUARTER 2016

SUPPLEMENTAL INFORMATION PACKAGE

American Homes 4 Rent

American Homes 4 Rent

Earnings Press Release

American Homes 4 Rent Reports Second Quarter 2016 Financial and Operating Results
AGOURA HILLS, California—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter ended June 30, 2016.
Highlights

•	Total revenues increased 43.8% to $221.0 million for the second quarter of 2016 from $153.6 million for the second quarter of 2015.

•
Net loss attributable to common shareholders was $10.4 million, or $0.04 per basic and diluted share, for the second quarter of 2016, compared to a net loss attributable to common shareholders of $17.7 million, or $0.08 per basic and diluted share, for the second quarter of 2015.

•
Core Funds from Operations attributable to common share and unit holders for the second quarter of 2016 was $73.5 million, or $0.25 per FFO share and unit, compared to $45.3 million, or $0.17 per FFO share and unit, for the same period in 2015, which represents a 46.8% increase on a per share and unit basis.

•
Adjusted Funds from Operations attributable to common share and unit holders for the second quarter of 2016 was $62.6 million, or $0.21 per FFO share and unit, compared to $32.1 million, or $0.12 per FFO share and unit, for the same period in 2015, which represents a 76.5% increase on a per share and unit basis.

•	Increased Core Net Operating Income ("Core NOI") margin on Same-Home properties to 62.2% for the second quarter of 2016, compared to 60.0% for the same period in 2015.

•	Core NOI after capital expenditures from Same-Home properties increased 14.8% and 12.4% year over year for the three and six months ended June 30, 2016, respectively.

•	Maintained solid leasing performance with total and Same-Home portfolio leasing percentages of 96.3% and 97.0%, respectively, as of June 30, 2016.

•	Achieved strong rental rate growth with 7.5% and 4.1% rental rate increases on new and renewal leases, respectively, during the quarter ended June 30, 2016.

•
Issuances of 6.5% Series D and 6.35% Series E perpetual preferred shares, which totaled 10,750,000 and 9,200,000 shares, respectively, raising aggregate gross proceeds of $498.8 million, before offering costs of $16.0 million.

"Without a doubt, the second quarter of 2016 was our strongest quarter yet, and I am extremely excited about the progress we are making on all fronts, highlighted by a year over year 14.8% increase in quarterly Core Net Operating Income after capital expenditures from our Same-Home portfolio,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “This quarter demonstrates the strength of our highly stabilized portfolio, as we generated a 76.5% increase in Adjusted Funds from Operations per share and unit and a 46.8% increase in Core Funds from Operations per share and unit, compared to the same period in 2015. Further, we continue to capture the benefits of our recent maintenance initiatives in controlling expenses, and I remain highly confident that we are positioned to continue to generate strong results as we move through the second half of 2016, and beyond.”
Second Quarter 2016 Financial Results
Total revenues increased 43.8% to $221.0 million for the second quarter of 2016 from $153.6 million for the second quarter of 2015. Revenue growth was primarily driven by continued strong leasing activity, as our total leased portfolio grew to 44,729 homes as of June 30, 2016, which includes 7,274 homes acquired from ARPI, compared to 34,903 homes as of June 30, 2015.
Net loss attributable to common shareholders decreased to $10.4 million, or $0.04 per basic and diluted share, for the second quarter of 2016, compared to a net loss attributable to common shareholders of $17.7 million, or $0.08 per basic and diluted share, for the second quarter of 2015. This decrease was primarily attributable to higher revenues, partially offset by increases

American Homes 4 Rent

Earnings Press Release (continued)

in property operating and depreciation expenses resulting from growth in our property count and a rise in interest expense due to higher outstanding borrowings.
Core NOI from Same-Home properties increased 9.2% to $66.4 million for the second quarter of 2016, compared to $60.8 million for the second quarter of 2015. This increase was primarily due to higher average occupancy levels and rental rate growth. After capital expenditures, Core NOI from Same-Home properties increased 14.8% to $61.6 million for the second quarter of 2016, compared to $53.6 million for the second quarter of 2015. This additional improvement was attributable to operational enhancements resulting in lower levels of capital expenditures.
Core NOI on our total portfolio increased 43.6% to $120.9 million for the second quarter of 2016, compared to $84.2 million for the second quarter of 2015. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties, including those acquired from ARPI.
Core Funds from Operations attributable to common share and unit holders ("Core FFO attributable to common share and unit holders") was $73.5 million, or $0.25 per FFO share and unit, for the second quarter of 2016, compared to $45.3 million, or $0.17 per FFO share and unit, for the second quarter of 2015. Adjusted Funds from Operations attributable to common share and unit holders ("Adjusted FFO attributable to common share and unit holders") for the second quarter of 2016 was $62.6 million, or $0.21 per FFO share and unit, compared to $32.1 million, or $0.12 per FFO share and unit, for the same period in 2015.
Year-to-Date 2016 Financial Results
Total revenues increased 45.8% to $416.2 million for the six-month period ended June 30, 2016 from $285.4 million for the six-month period ended June 30, 2015. Revenue growth was primarily driven by continued strong leasing activity, as our total leased portfolio grew to 44,729 homes as of June 30, 2016, which includes 7,274 homes acquired from ARPI, compared to 34,903 homes as of June 30, 2015.
Net loss attributable to common shareholders decreased to $14.8 million, or $0.06 per basic and diluted share, for the six-month period ended June 30, 2016 from a net loss attributable to common shareholders of $35.5 million, or $0.17 per basic and diluted share, for the six-month period ended June 30, 2015. This decrease was primarily attributable to higher revenues and a gain on the conversion of Series E convertible units to Series D convertible units, partially offset by increases in property operating and depreciation expenses resulting from growth in our property count and a rise in interest expense due to higher outstanding borrowings.
Core NOI from Same-Home properties increased 7.1% to $131.9 million for the six-month period ended June 30, 2016, compared to $123.2 million for the six-month period ended June 30, 2015. This increase was primarily due to higher average occupancy levels and rental rate growth. After capital expenditures, Core NOI from Same-Home properties increased 12.4% to $123.7 million for the six-month period ended June 30, 2016, compared to $110.1 million for the six-month period ended June 30, 2015. This additional improvement was attributable to operational enhancements resulting in lower levels of capital expenditures.
Core NOI on our total portfolio increased 41.4% to $227.1 million for the six-month period ended June 30, 2016, compared to $160.6 million for the six-month period ended June 30, 2015. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties, including those acquired from ARPI.
Core FFO attributable to common share and unit holders was $137.1 million, or $0.48 per FFO share and unit, for the six-month period ended June 30, 2016, compared to $87.2 million, or $0.33 per FFO share and unit, for the six-month period ended June 30, 2015. Adjusted Funds from Operations attributable to common share and unit holders for the six-month period ended June 30,

American Homes 4 Rent

Earnings Press Release (continued)

2016, was $118.3 million, or $0.42 per FFO share and unit, compared to $63.8 million, or $0.24 per FFO share and unit, for the same period in 2015.
Core NOI, Same-Home Core NOI, Same-Home Core NOI after capital expenditures, Funds from Operations attributable to common share and unit holders ("FFO attributable to common share and unit holders"), Core FFO attributable to common share and unit holders, and Adjusted FFO attributable to common share and unit holders are supplemental non-GAAP financial measures. Reconciliations to GAAP measures are provided in a schedule accompanying this press release.
Portfolio
As of June 30, 2016, the Company had 44,729 leased properties, an increase of 274 properties from March 31, 2016. As of June 30, 2016, the leased percentage on Same-Home properties was 97.0%, compared to 96.9% as of March 31, 2016.
Investments
During the second quarter of 2016, the Company’s total portfolio grew to 48,038 homes as of June 30, 2016, compared to 47,955 homes as of March 31, 2016, an increase of 83 homes, which included 152 homes acquired and 69 homes sold or rescinded.
Capital Activities and Balance Sheet
In May 2016, the Company issued 10,750,000 of 6.5% Series D cumulative redeemable perpetual preferred shares in an underwritten public offering and concurrent private placement, raising gross proceeds of $268.8 million before offering costs of $8.5 million, with a liquidation preference of $25.00 per share.
In June 2016, the Company issued 9,200,000 of 6.35% Series E cumulative redeemable perpetual preferred shares in an underwritten public offering, raising gross proceeds of $230.0 million before offering costs of $7.5 million, with a liquidation preference of $25.00 per share.
During the second quarter of 2016, we repurchased and retired 1.3 million of our Class A common shares at a weighted-average price of $15.59 per share and a total price of $20.0 million.
As of June 30, 2016, the Company had cash and cash equivalents of $270.4 million and had total outstanding debt of $3.2 billion, excluding unamortized discounts on acquired debt, the value of exchangeable senior notes classified within equity and unamortized deferred loan costs, with a weighted-average stated interest rate of 3.7% and a weighted-average term to maturity of 13.1 years. The Company’s $800.0 million credit facility, which bears interest at 1-month LIBOR plus 275 basis points, had an outstanding balance of $142.0 million at the end of the quarter, which was fully repaid subsequent to quarter-end using proceeds from the 6.35% Series E perpetual preferred share offering.
Additional Information
A copy of the Company’s Second Quarter 2016 Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.

American Homes 4 Rent

Earnings Press Release (continued)

Conference Call
A conference call is scheduled on Friday, August 5, 2016, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended June 30, 2016, and to provide an update on its business. The domestic dial-in number is (877) 705-6003 (for U.S. and Canada) and the international dial-in number is (201) 493-6725 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, August 19, 2016, by calling (877) 870-5176 (U.S. and Canada) or (858) 384-5517 (international), replay passcode number 13641349#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of June 30, 2016, we owned 48,038 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that we will continue to capture the benefits of our recent maintenance initiatives and will continue to generate strong results. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company’s subsequent filings with the SEC.
Non-GAAP Financial Measures
This press release and the Second Quarter 2016 Supplemental Information Package include FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders, Adjusted FFO attributable to common share and unit holders, Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures, which are non-GAAP financial measures. We believe these measures are helpful in understanding our financial performance and are widely used in the REIT industry. Because other REITs may not compute these financial measures in the same manner, they may not be comparable among REITs. In addition, these metrics are not substitutes for net income / (loss) or net cash flows from operating activities, as defined by GAAP, as measures of our liquidity, operating performance or ability to pay dividends. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in the Second Quarter 2016 Supplemental Information Package.

American Homes 4 Rent

Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2016	2015	2016	2015
Operating Data
Core revenues from single-family properties	$194,801	$138,508	$363,924	$259,248
Core net operating income	$120,883	$84,161	$227,090	$160,614
Core net operating income margin	62.1%	60.8%	62.4%	62.0%
G&A expense as % of total revenues	3.3%	4.1%	3.7%	4.3%
Annualized G&A expense as % of total assets	0.36%	0.38%	0.37%	0.37%
Adjusted EBITDA	$115,954	$75,073	$216,836	$140,788
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.23	$0.16	$0.48	$0.30
Core FFO attributable to common share and unit holders	$0.25	$0.17	$0.48	$0.33
Adjusted FFO attributable to common share and unit holders	$0.21	$0.12	$0.42	$0.24

	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Selected Balance Sheet Information - end of period
Single-family properties, net	$7,521,659	$7,561,189	$6,289,938	$6,267,464	$6,162,148
Total assets	$8,252,400	$8,097,710	$6,751,219	$6,907,373	$6,638,037
Outstanding borrowings under credit facility	$142,000	$438,000	$—	$—	$177,000
Total debt	$3,166,858	$3,469,465	$2,580,962	$2,587,172	$2,291,863
Total equity capitalization	$6,978,527	$5,150,343	$4,824,925	$4,672,546	$4,707,338
Total market capitalization	$10,145,385	$8,619,808	$7,405,887	$7,259,718	$6,999,201
Total debt to total market capitalization	31.2%	40.2%	34.9%	35.6%	32.7%
NYSE AMH Class A common share closing price	$20.48	$15.90	$16.66	$16.08	$16.04

Portfolio Data - end of period
Occupied single-family properties	44,021	43,907	35,958	35,232	34,293
Executed leases for future occupancy	708	548	445	385	610
Total leased single-family properties	44,729	44,455	36,403	35,617	34,903
Single-family properties in acquisition process	65	109	151	149	184
Single-family properties being renovated	118	211	325	661	502
Single-family properties being prepared for re-lease	177	136	178	283	355
Vacant single-family properties available for re-lease	1,333	1,242	1,432	1,389	1,116
Vacant single-family properties available for initial lease	34	221	246	232	387
Total single-family properties, excluding held for sale	46,456	46,374	38,735	38,331	37,447
Single-family properties held for sale	1,582	1,581	45	46	44
Total single-family properties	48,038	47,955	38,780	38,377	37,491
Total leased percentage (1)	96.3%	95.9%	94.0%	92.9%	93.2%
Total occupancy percentage (1)	94.8%	94.7%	92.8%	91.9%	91.6%
Same-Home leased percentage (25,288 properties)	97.0%	96.9%	95.3%	94.8%	95.6%
Same-Home occupancy percentage (25,288 properties)	95.5%	95.8%	94.3%	93.8%	94.3%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series A participating preferred share	$0.31	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series B participating preferred share	$0.31	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series C participating preferred share	$0.34	$0.34	$0.34	$0.34	$0.34
Distributions declared per Series D perpetual preferred share (2)	$0.17	$—	$—	$—	$—
Distributions declared per Series E perpetual preferred share (2)	$—	$—	$—	$—	$—

(1)
Beginning January 1, 2016, leased and occupancy percentages are calculated based on single-family properties, excluding held for sale. Prior period percentages have been restated to conform to the current presentation.

(2)
Series D perpetual preferred shares offering close date and initial dividend start date is May 24, 2016. Series E perpetual preferred shares offering close date and initial dividend start date is June 29, 2016.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	7

American Homes 4 Rent

Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2016	2015	2016	2015
Revenues:
Rents from single-family properties	$193,491	$137,818	$361,486	$258,498
Fees from single-family properties	2,724	2,204	4,921	3,535
Tenant charge-backs	20,253	11,962	41,269	20,334
Other	4,504	1,644	8,489	3,009
Total revenues	220,972	153,628	416,165	285,376

Expenses:
Property operating expenses	95,585	71,439	180,586	130,647
General and administrative expense	7,346	6,276	15,403	12,407
Interest expense	35,481	22,003	66,458	37,673
Noncash share-based compensation expense	983	734	1,853	1,430
Acquisition fees and costs expensed	3,489	4,236	9,142	10,144
Depreciation and amortization	79,604	59,221	149,121	112,885
Other	2,087	840	3,340	1,534
Total expenses	224,575	164,749	425,903	306,720

Gain on conversion of Series E units	—	—	11,463	—
Remeasurement of Series E units	—	2,143	—	3,981
Remeasurement of preferred shares	(150)	580	(450)	700

Net (loss) income	(3,753)	(8,398)	1,275	(16,663)

Noncontrolling interest	(761)	3,730	3,075	7,686
Dividends on preferred shares	7,412	5,569	12,981	11,138

Net loss attributable to common shareholders	$(10,404)	$(17,697)	$(14,781)	$(35,487)

Weighted-average shares outstanding–basic and diluted	238,481,265	211,487,164	228,819,566	211,484,461

Net loss attributable to common shareholders per share–basic and diluted	$(0.04)	$(0.08)	$(0.06)	$(0.17)

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent

Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2016	2015	2016	2015
Net loss attributable to common shareholders	$(10,404)	$(17,697)	$(14,781)	$(35,487)
Adjustments:
Noncontrolling interests in the Operating Partnership	(616)	3,861	3,296	7,730
Net loss on sale / impairment of single-family properties	68	—	8	—
Depreciation and amortization	79,604	59,221	149,121	112,885
Less: depreciation and amortization of non-real estate assets	(1,388)	(2,073)	(2,743)	(4,227)
Less: outside interest in depreciation of partially owned properties	—	(282)	—	(588)
FFO attributable to common share and unit holders	$67,264	$43,030	$134,901	$80,313
Adjustments:
Acquisition fees and costs expensed	3,489	4,236	9,142	10,144
Noncash share-based compensation expense	983	734	1,853	1,430
Noncash interest expense related to acquired debt	1,649	—	2,225	—
Gain on conversion of Series E units	—	—	(11,463)	—
Remeasurement of Series E units	—	(2,143)	—	(3,981)
Remeasurement of preferred shares	150	(580)	450	(700)
Core FFO attributable to common share and unit holders	$73,535	$45,277	$137,108	$87,206
Recurring capital expenditures	(8,755)	(10,200)	(14,772)	(17,985)
Leasing costs	(2,151)	(3,011)	(4,080)	(5,421)
Adjusted FFO attributable to common share and unit holders	$62,629	$32,066	$118,256	$63,800

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.23	$0.16	$0.48	$0.30
Core FFO attributable to common share and unit holders	$0.25	$0.17	$0.48	$0.33
Adjusted FFO attributable to common share and unit holders	$0.21	$0.12	$0.42	$0.24

Weighted-average FFO shares and units:
Common shares outstanding	238,481,265	211,487,164	228,819,566	211,484,461
Class A units	46,812,904	14,440,670	36,489,875	14,440,670
Series C units	—	31,085,974	9,906,519	31,085,974
Series D units	8,750,000	4,375,000	7,331,731	4,375,000
Series E units	—	4,375,000	1,418,269	4,375,000
Total weighted-average FFO shares and units	294,044,169	265,763,808	283,965,960	265,761,105
FFO attributable to common share and unit holders is a non-GAAP financial measure defined as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure calculated by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) noncash gain or loss on conversion of convertible units and (5) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure calculated by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our single-family properties and (2) actual leasing costs incurred during the period. As many of our homes are still recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home property by (b) our total number of properties, excluding non-stabilized and held for sale properties.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent

Core Net Operating Income - Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2016	2015	2016	2015
Rents from single-family properties	$193,491	$137,818	$361,486	$258,498
Fees from single-family properties	2,724	2,204	4,921	3,535
Bad debt expense	(1,414)	(1,514)	(2,483)	(2,785)
Core revenues from single-family properties	194,801	138,508	363,924	259,248

Property operating expenses (1)	95,585	67,823	180,586	121,753
Expenses reimbursed by tenant charge-backs	(20,253)	(11,962)	(41,269)	(20,334)
Bad debt expense	(1,414)	(1,514)	(2,483)	(2,785)
Core property operating expenses	73,918	54,347	136,834	98,634

Core net operating income	$120,883	$84,161	$227,090	$160,614
Core net operating income margin	62.1%	60.8%	62.4%	62.0%

(1)
Property operating expenses for the three and six months ended June 30, 2015, reflect amounts previously presented as leased property operating expenses, which have been combined into property operating expenses to conform to the current presentation.

	For the Three Months Ended Jun 30, 2016
	Same-Home Properties	Stabilized, Non-Same-Home Properties	Former ARPI Properties	Other & Held for Sale Properties (1)	Total Single-Family Properties
Property count	25,288	10,580	7,582	4,588	48,038

Rents from single-family properties	$106,057	$43,466	$29,241	$14,727	$193,491
Fees from single-family properties	1,356	669	389	310	2,724
Bad debt expense	(713)	(397)	(172)	(132)	(1,414)
Core revenues from single-family properties	106,700	43,738	29,458	14,905	194,801

Property operating expenses	52,736	22,541	12,790	7,518	95,585
Expenses reimbursed by tenant charge-backs	(11,724)	(6,304)	(876)	(1,349)	(20,253)
Bad debt expense	(713)	(397)	(172)	(132)	(1,414)
Core property operating expenses	40,299	15,840	11,742	6,037	73,918

Core net operating income	$66,401	$27,898	$17,716	$8,868	$120,883
Core net operating income margin	62.2%	63.8%	60.1%	59.5%	62.1%

(1)	Includes 2,386 properties acquired through bulk purchases, 620 non-stabilized properties and 1,582 properties classified as held for sale.

Core Net Operating Income ("Core NOI") is a supplemental non-GAAP financial measure defined as rents and fees from single-family properties, net of bad debt expense, less property operating expenses for single-family properties, excluding expenses reimbursed by tenant charge-backs and bad debt expense.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent

Same-Home Results – Quarterly and Year-to-Date Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Jun 30,			For the Six Months Ended Jun 30,
	2016	2015	% Change	2016	2015	% Change
Number of Same-Home properties	25,288	25,288		25,288	25,288
Leased percentage as of period end	97.0%	95.6%	1.4%	97.0%	95.6%	1.4%
Occupancy percentage as of period end	95.5%	94.3%	1.2%	95.5%	94.3%	1.2%
Average occupancy percentage	95.7%	94.4%	1.3%	94.9%	93.7%	1.2%
Economic occupancy percentage	94.9%	93.1%	1.8%	94.2%	91.9%	2.3%
Average contractual monthly rent as of end of period	$1,482	$1,433	3.4%	$1,482	$1,433	3.4%
Retention rate	69.5%	68.6%	0.9%	68.8%	69.2%	(0.4)%
Turnover rate	11.9%	12.3%	(0.4)%	N/A	N/A	N/A
Turnover rate - TTM	40.4%	N/A	N/A	N/A	N/A	N/A

Core Net Operating Income from Same-Home Properties:
Rents from single-family properties	$106,057	$100,930	5.1%	$210,543	$199,837	5.4%
Fees from single-family properties	1,356	1,385	(2.1)%	2,663	2,218	20.1%
Bad debt	(713)	(1,085)	(34.3)%	(1,334)	(2,189)	(39.1)%
Core revenues from Same-Home properties	106,700	101,230	5.4%	211,872	199,866	6.0%

Property tax	20,095	18,211	10.3%	39,324	35,582	10.5%
HOA fees, net of tenant charge-backs	2,001	2,069	(3.3)%	4,047	4,186	(3.3)%
R&M and turnover costs, net of tenant charge-backs	7,539	10,095	(25.3)%	14,966	16,851	(11.2)%
In-house maintenance	726	—	—%	1,224	—	—%
Insurance	1,134	1,174	(3.4)%	2,352	2,684	(12.4)%
Property management	8,804	8,896	(1.0)%	18,071	17,402	3.8%
Core property operating expenses from Same-Home properties	40,299	40,445	(0.4)%	79,984	76,705	4.3%

Core net operating income	$66,401	$60,785	9.2%	$131,888	$123,161	7.1%
Core net operating income margin	62.2%	60.0%		62.2%	61.6%

Capital expenditures	4,837	7,161	(32.5)%	8,165	13,111	(37.7)%
Core net operating income after capital expenditures	$61,564	$53,624	14.8%	$123,723	$110,050	12.4%

Per property:
Average capital expenditures	$191	$283	(32.5)%	$323	$518	(37.6)%
Average R&M and turnover costs, net of tenant charge-backs, in-house maintenance and capital expenditures	$518	$682	(24.0)%	$963	$1,185	(18.7)%
Same-Home Results – Sequential Quarterly History

	For the Three Months Ended
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Core Net Operating Income from Same-Home Properties:
Rents from single-family properties	$106,057	$104,486	$101,952	$101,790	$100,930
Fees from single-family properties	1,356	1,308	1,262	1,433	1,385
Bad debt	(713)	(621)	(561)	(1,584)	(1,085)
Core revenues from Same-Home properties	106,700	105,173	102,653	101,639	101,230

Property tax	20,095	19,228	18,596	18,388	18,211
HOA fees, net of tenant charge-backs	2,001	2,047	2,120	2,060	2,069
R&M and turnover costs, net of tenant charge-backs	7,539	7,427	8,660	11,883	10,095
In-house maintenance	726	498	—	—	—
Insurance	1,134	1,218	1,358	1,310	1,174
Property management	8,804	9,267	9,006	9,079	8,896
Core property operating expenses from Same-Home properties	40,299	39,685	39,740	42,720	40,445

Core net operating income	$66,401	$65,488	$62,913	$58,919	$60,785
Core net operating income margin	62.2%	62.3%	61.3%	58.0%	60.0%

Capital expenditures	4,837	3,328	3,867	5,800	7,161
Core net operating income after capital expenditures	$61,564	$62,160	$59,046	$53,119	$53,624

Per property:
Average capital expenditures	$191	$132	$153	$241	$283
Average R&M and turnover costs, net of tenant charge-backs, in-house maintenance and capital expenditures	$518	$445	$495	$699	$682

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent

Same-Home Results – Operating Metrics by Market

				Average Contractual Monthly Rent (1)
Market	Number of Properties	Gross Book Value per Property	% of 2Q16 NOI	Jun 30, 2016	Jun 30, 2015	% Change
Dallas-Fort Worth, TX	2,351	$162,011	8.3%	$1,599	$1,537	4.1%
Indianapolis, IN	2,207	151,619	7.3%	1,312	1,290	1.7%
Atlanta, GA	1,539	170,306	6.2%	1,444	1,375	5.0%
Greater Chicago area, IL and IN	1,498	175,784	5.4%	1,705	1,668	2.2%
Cincinnati, OH	1,444	175,069	6.1%	1,478	1,440	2.6%
Houston, TX	1,335	178,842	4.6%	1,658	1,621	2.3%
Charlotte, NC	1,306	172,619	5.8%	1,438	1,381	4.1%
Nashville, TN	1,105	207,290	5.9%	1,626	1,576	3.2%
Jacksonville, FL	1,067	151,597	3.6%	1,374	1,320	4.1%
Raleigh, NC	967	181,256	4.2%	1,420	1,370	3.7%
Phoenix, AZ	941	156,470	3.4%	1,208	1,155	4.5%
Columbus, OH	914	152,776	3.9%	1,460	1,405	4.0%
Tampa, FL	866	197,472	3.3%	1,625	1,559	4.3%
Salt Lake City, UT	744	220,058	3.9%	1,525	1,483	2.8%
Las Vegas, NV	664	174,405	2.8%	1,396	1,344	3.9%
Orlando, FL	656	169,418	2.4%	1,493	1,427	4.6%
Austin, TX	439	150,390	1.3%	1,432	1,377	4.0%
Greensboro, NC	412	171,153	1.6%	1,369	1,325	3.3%
San Antonio, TX	404	153,091	1.3%	1,439	1,383	4.0%
Charleston, SC	402	180,333	1.8%	1,549	1,492	3.9%
All Other (2)	4,027	180,115	16.9%	1,456	1,409	3.3%
Total / Average	25,288	$172,761	100.0%	$1,482	$1,433	3.4%

	Average Occupancy Percentage			Average Occupancy Percentage
Market	2Q16 QTD	2Q15 QTD	Change	2Q16 YTD	2Q15 YTD	Change
Dallas-Fort Worth, TX	96.4%	96.6%	(0.2)%	96.0%	95.7%	0.3%
Indianapolis, IN	94.9%	91.0%	3.9%	94.0%	89.8%	4.2%
Atlanta, GA	96.6%	95.7%	0.9%	95.9%	95.4%	0.5%
Greater Chicago area, IL and IN	96.3%	93.8%	2.5%	94.4%	92.7%	1.7%
Cincinnati, OH	95.4%	93.6%	1.8%	93.7%	93.1%	0.6%
Houston, TX	93.6%	93.4%	0.2%	93.1%	93.9%	(0.8)%
Charlotte, NC	96.3%	96.5%	(0.2)%	96.2%	95.6%	0.6%
Nashville, TN	96.2%	94.4%	1.8%	96.1%	93.6%	2.5%
Jacksonville, FL	95.1%	93.9%	1.2%	94.6%	92.8%	1.8%
Raleigh, NC	96.0%	94.2%	1.8%	95.6%	94.7%	0.9%
Phoenix, AZ	97.7%	96.5%	1.2%	96.2%	94.5%	1.7%
Columbus, OH	96.6%	95.0%	1.6%	95.3%	94.7%	0.6%
Tampa, FL	95.4%	96.4%	(1.0)%	94.9%	96.2%	(1.3)%
Salt Lake City, UT	96.3%	93.7%	2.6%	95.8%	91.6%	4.2%
Las Vegas, NV	97.6%	97.0%	0.6%	96.3%	95.2%	1.1%
Orlando, FL	96.3%	95.4%	0.9%	96.1%	95.6%	0.5%
Austin, TX	94.2%	95.0%	(0.8)%	93.7%	95.2%	(1.5)%
Greensboro, NC	96.2%	94.5%	1.7%	95.4%	94.7%	0.7%
San Antonio, TX	95.0%	96.7%	(1.7)%	94.3%	95.9%	(1.6)%
Charleston, SC	96.3%	94.2%	2.1%	94.2%	94.3%	(0.1)%
All Other (2)	94.8%	92.8%	2.0%	94.1%	92.4%	1.7%
Total / Average	95.7%	94.4%	1.3%	94.9%	93.7%	1.2%

(1)	Average contractual monthly rent as of end of period.

(2)	Represents 21 markets in 15 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent

Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Jun 30, 2016	Dec 31, 2015
	(Unaudited)
Assets
Single-family properties:
Land	$1,475,312	$1,229,017
Buildings and improvements	6,450,233	5,469,533
Single-family properties held for sale	131,762	7,432
	8,057,307	6,705,982
Less: accumulated depreciation	(535,648)	(416,044)
Single-family properties, net	7,521,659	6,289,938
Cash and cash equivalents	270,369	57,686
Restricted cash	133,996	111,282
Rent and other receivables, net	19,280	13,936
Escrow deposits, prepaid expenses and other assets	144,376	121,627
Deferred costs and other intangibles, net	16,399	10,429
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,655	120,655
Total assets	$8,252,400	$6,751,219

Liabilities
Credit facility	$142,000	$—
Asset-backed securitizations, net	2,795,777	2,473,643
Exchangeable senior notes, net	106,434	—
Secured note payable	50,295	50,752
Accounts payable and accrued expenses	215,307	154,751
Amounts payable to affiliates	—	4,093
Contingently convertible Series E units liability	—	69,957
Preferred shares derivative liability	63,240	62,790
Total liabilities	3,373,053	2,815,986

Commitments and contingencies

Equity
Shareholders' equity:
Class A common shares	2,377	2,072
Class B common shares	6	6
Preferred shares	370	171
Additional paid-in capital	4,462,743	3,554,063
Accumulated deficit	(335,684)	(296,865)
Accumulated other comprehensive loss	—	(102)
Total shareholders' equity	4,129,812	3,259,345

Noncontrolling interest	749,535	675,888
Total equity	4,879,347	3,935,233

Total liabilities and equity	$8,252,400	$6,751,219

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent

Debt Summary and Maturity Schedule as of June 30, 2016
(Amounts in thousands)

	Balance	% of Total	Interest Rate (1)	Years to Maturity
Floating rate debt:
Credit facility (2)	$142,000	4.5%	3.22%	2.3
AH4R 2014-SFR1 (3)	471,351	14.9%	2.01%	2.9
ARP 2014-SFR1 (3)	342,115	10.8%	2.58%	3.2
Total floating rate debt	955,466	30.2%	2.39%	2.9

Fixed rate debt:
AH4R 2014-SFR2	504,739	15.9%	4.42%	8.3
AH4R 2014-SFR3	520,468	16.4%	4.40%	8.4
AH4R 2015-SFR1 (4)	546,358	17.3%	4.14%	28.8
AH4R 2015-SFR2 (4)	474,532	15.0%	4.36%	29.3
Exchangeable senior notes	115,000	3.6%	3.25%	2.4
Secured note payable	50,295	1.6%	4.06%	3.0
Total fixed rate debt	2,211,392	69.8%	4.26%	17.5

Total debt	$3,166,858	100.0%	3.70%	13.1

Unamortized discounts and loan costs	(72,352)
Total debt per balance sheet	$3,094,506
Note: Total interest expense for the three and six months ended June 30, 2016, includes $2.8 million and $5.4 million of loan cost amortization, respectively, and $1.6 million and $2.2 million of noncash interest expense related to acquired debt, respectively. Total interest expense capitalized during the three and six months ended June 30, 2016, was $0.4 million and $1.0 million, respectively.

Year	Floating Rate (5)	Fixed Rate	Total	% of Total
Remaining 2016	$2,406	$10,823	$13,229	0.4%
2017	4,810	21,683	26,493	0.8%
2018	146,810	136,723	283,533	9.0%
2019	801,440	68,564	870,004	27.5%
2020	—	20,714	20,714	0.7%
2021	—	20,714	20,714	0.7%
2022	—	20,714	20,714	0.7%
2023	—	20,714	20,714	0.7%
2024	—	957,420	957,420	30.2%
2025	—	10,302	10,302	0.3%
Thereafter (4)	—	923,021	923,021	29.0%
Total	$955,466	$2,211,392	$3,166,858	100.0%
(1)     Interest rates on floating rate debt reflect stated rates as of end of period.

(2)
Our credit facility provides for a borrowing capacity of up to $800.0 million through September 2016, with outstanding borrowings due September 2018, and bears interest at 1-month LIBOR plus 2.75%.  Balance reflects borrowings outstanding as of June 30, 2016, which was fully repaid subsequent to quarter-end using proceeds from our Series E perpetual preferred share offering.

(3)
AH4R 2014-SFR1 bears interest at a duration-weighted blended interest rate of 1-month LIBOR plus 1.54%, subject to a LIBOR floor of 0.25%, and has an interest rate cap agreement through June 2017 with a LIBOR-based strike rate of 3.56%. ARP 2014-SFR1 bears interest at a duration-weighted blended interest rate of 1-month LIBOR plus 2.11% and has an interest rate cap agreement for the initial two-year term with a LIBOR-based strike rate of 3.12%. Years to maturity for AH4R 2014-SFR1 and ARP 2014-SFR1 reflects fully extended maturity dates of June 2019 and September 2019, respectively, which are based on initial two-year loan terms and three, 12-month extension options, at the Company’s election, provided there is no event of default and compliance with certain other terms.

(4)
AH4R 2015-SFR1 and AH4R 2015-SFR2 have maturity dates in April 2045 and October 2045, respectively, with anticipated repayment dates in April 2025 and October 2025, respectively. In the event the loans are not repaid by each respective anticipated repayment date, the interest rate on each component is increased to a rate per annum equal to the sum of 3% plus the greater of: (a) the initial interest rate and (b) a rate equal to the sum of (i) the bid side yield to maturity for the “on the run” United States Treasury note with a 10 year maturity plus the mid-market 10 year swap spread, plus (ii) the component spread for each component.

(5)
Reflects our credit facility based on final maturity date of September 2018, AH4R 2014-SFR1 based on fully extended maturity date of June 2019 and ARP 2014-SFR1 based on fully extended maturity date of September 2019.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent

Capital Structure as of June 30, 2016
(Amounts in thousands, except share and per share data)

Total Capitalization

Floating rate debt		$955,466
Fixed rate debt		2,211,392
Total debt		3,166,858	31.2%

Common shares outstanding (1)	238,365,359
Operating partnership units (1)	55,561,160
Total shares and units	293,926,519

NYSE AMH Class A common share closing price at June 30, 2016	$20.48

Market value of common shares and operating partnership units		6,019,615
Perpetual preferred shares		498,750
Participating preferred shares (see below)		460,162
Total equity capitalization		6,978,527	68.8%

Total market capitalization		$10,145,385	100.0%

(1)	Reflects total common shares and operating partnership units outstanding as of end of period.

Participating Preferred Shares

	Initial Redemption Period	Outstanding Shares	Initial Liquidation Value		Current Liquidation Value (1)		Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total	Per Share	Total
5.0% Series A	9/30/2017-9/30/2020	5,060,000	$25.00	$126,500	$27.14	$137,348	$1.250	$6,325
5.0% Series B	9/30/2017-9/30/2020	4,400,000	$25.00	110,000	$27.14	119,434	$1.250	5,500
5.5% Series C	3/31/2018-3/31/2021	7,600,000	$25.00	190,000	$26.76	203,380	$1.375	10,450
		17,060,000		$426,500		$460,162		$22,275

(1)
Current liquidation value reflects initial liquidation value, adjusted by most recent quarterly HPA adjustment calculation, which is made available under the “For Investors” page of the Company’s website.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent

Top 20 Markets Summary as of June 30, 2016
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Dallas-Fort Worth, TX	4,346	9.4%	$161,010	2,120	12.7
Atlanta, GA	3,891	8.4%	162,923	2,108	15.5
Houston, TX	3,155	6.8%	162,097	2,114	10.6
Indianapolis, IN	2,901	6.2%	150,828	1,933	13.7
Phoenix, AZ	2,783	6.0%	160,942	1,814	13.8
Charlotte, NC	2,734	5.9%	172,017	2,017	13.0
Nashville, TN	2,350	5.1%	196,266	2,084	12.0
Greater Chicago area, IL and IN	2,068	4.5%	179,972	1,898	15.0
Cincinnati, OH	1,953	4.2%	171,777	1,846	14.1
Raleigh, NC	1,834	3.9%	175,353	1,844	11.8
Tampa, FL	1,686	3.6%	186,636	1,961	12.8
Jacksonville, FL	1,618	3.5%	152,506	1,902	12.4
Orlando, FL	1,558	3.4%	169,082	1,871	15.1
Columbus, OH	1,450	3.1%	154,736	1,828	14.9
Salt Lake City, UT	1,048	2.3%	219,984	2,131	15.1
Las Vegas, NV	1,023	2.2%	174,241	1,841	13.4
San Antonio, TX	1,003	2.2%	154,492	2,010	13.4
Winston Salem, NC	761	1.6%	148,858	1,729	12.5
Austin, TX	695	1.5%	150,965	1,850	12.1
Charleston, SC	692	1.5%	178,189	1,851	10.6
All Other (3)	6,907	14.7%	185,281	1,874	13.3
Total / Average	46,456	100.0%	$170,603	1,958	13.3
Leasing Information (1)

Market	Leased Percentage (2)	Occupancy Percentage (2)	Avg. Contractual Monthly Rent Per Property (2)	Avg. Change in Rent for Renewals	Avg. Change in Rent for Re-Leases
Dallas-Fort Worth, TX	97.1%	95.5%	$1,587	5.0%	8.0%
Atlanta, GA	94.8%	93.8%	1,383	4.8%	10.6%
Houston, TX	95.1%	93.0%	1,579	3.5%	2.4%
Indianapolis, IN	95.9%	93.8%	1,311	0.9%	5.0%
Phoenix, AZ	98.5%	97.0%	1,158	4.0%	12.6%
Charlotte, NC	97.3%	96.1%	1,427	4.7%	9.9%
Nashville, TN	98.1%	97.2%	1,584	4.0%	6.2%
Greater Chicago area, IL and IN	96.3%	95.1%	1,730	3.3%	5.8%
Cincinnati, OH	96.9%	95.0%	1,472	3.9%	5.6%
Raleigh, NC	96.3%	94.3%	1,392	3.9%	6.4%
Tampa, FL	96.2%	95.2%	1,572	5.2%	7.7%
Jacksonville, FL	94.9%	92.9%	1,374	4.3%	7.3%
Orlando, FL	98.0%	96.1%	1,444	4.3%	8.7%
Columbus, OH	97.0%	95.7%	1,459	7.7%	9.5%
Salt Lake City, UT	97.5%	95.7%	1,521	3.2%	8.7%
Las Vegas, NV	98.4%	97.9%	1,357	4.9%	10.5%
San Antonio, TX	92.9%	91.4%	1,430	5.4%	7.0%
Winston Salem, NC	95.9%	94.3%	1,228	3.7%	6.0%
Austin, TX	95.8%	93.5%	1,416	4.6%	8.5%
Charleston, SC	96.0%	95.2%	1,537	4.0%	9.4%
All Other (3)	95.1%	93.5%	1,497	3.9%	7.1%
Total / Average	96.3%	94.8%	$1,461	4.1%	7.5%

(1)	Property and leasing information excludes held for sale properties.

(2)	Leased percentage, occupancy percentage and average contractual monthly rent per property are reflected as of end of period.

(3)	Represents 22 markets in 16 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent

Leasing Performance

	2Q15	3Q15	4Q15	1Q16	2Q16
Average change in rent for re-leases	4.6%	5.0%	2.4%	4.7%	7.5%
Average change in rent for renewals	2.4%	3.3%	3.7%	4.1%	4.1%

Scheduled Lease Expirations

	MTM	3Q16	4Q16	1Q17	2Q17	Thereafter
Lease expirations	2,519	11,105	7,328	10,613	12,374	790

Top 20 Markets Home Price Appreciation Trends

The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas”, which is used for purposes of computing the “HPA Factor” for our 5% Series A participating preferred shares, 5% Series B participating preferred shares and 5.5% Series C participating preferred shares as described in the prospectuses for those securities.

	HPA Index (1)
Market	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	HPA Index Change
Dallas-Fort Worth, TX (2)	100.0	108.4	115.2	119.8	124.8	126.8	127.6	130.4	30.4%
Indianapolis, IN	100.0	106.4	112.3	113.9	116.8	117.4	117.8	117.7	17.7%
Atlanta, GA	100.0	114.2	122.3	124.7	131.6	132.6	132.0	133.8	33.8%
Charlotte, NC	100.0	113.4	118.8	120.1	126.2	124.9	126.8	129.5	29.5%
Greater Chicago area, IL and IN	100.0	111.0	115.1	114.0	119.7	120.9	118.8	118.4	18.4%
Houston, TX	100.0	110.8	123.1	123.0	126.8	128.6	130.1	126.7	26.7%
Cincinnati, OH	100.0	104.9	111.2	110.3	114.0	116.5	115.7	113.8	13.8%
Tampa, FL	100.0	113.0	121.1	123.1	127.5	131.6	132.3	137.3	37.3%
Jacksonville, FL	100.0	114.2	121.7	121.3	130.8	132.0	127.7	134.3	34.3%
Nashville, TN	100.0	111.0	117.4	120.6	125.8	126.5	131.1	129.9	29.9%
Raleigh, NC	100.0	106.7	111.6	114.1	116.9	120.8	120.0	122.6	22.6%
Phoenix, AZ	100.0	118.0	123.3	125.9	129.4	133.9	135.9	136.7	36.7%
Columbus, OH	100.0	108.9	114.5	117.2	120.8	123.1	120.8	120.5	20.5%
Salt Lake City, UT	100.0	109.4	114.5	117.4	120.4	123.7	123.2	125.7	25.7%
Orlando, FL	100.0	110.3	123.5	124.4	129.3	131.8	135.4	137.0	37.0%
Las Vegas, NV	100.0	125.1	141.3	141.8	142.9	149.4	149.0	151.2	51.2%
San Antonio, TX	100.0	101.1	108.0	113.0	117.3	116.0	113.9	117.0	17.0%
Denver, CO	100.0	111.0	121.5	128.1	134.2	136.4	136.5	140.5	40.5%
Austin, TX	100.0	110.1	122.2	127.3	133.7	134.3	133.9	138.4	38.4%
Greenville, SC	100.0	104.1	110.8	114.9	116.7	115.0	117.8	120.6	20.6%
Average									29.1%

(1)
Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through March 31, 2016. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.

(2)	Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent

Disposition Summary
(Amounts in thousands, except property data)

	Single-Family Properties Held for Sale (1)			Single-Family Properties Sold 2Q16
Market	Vacant	Leased	Total	Number of Properties	Net Proceeds
Greater Chicago area, IL and IN	29	469	498	10	$1,165
Indianapolis, IN	123	265	388	24	1,174
Fort Myers, FL	24	133	157	—	—
Phoenix, AZ	23	124	147	8	807
Miami, FL	21	96	117	5	1,201
Atlanta, GA	21	50	71	9	1,624
Central Valley, CA	—	51	51	—	—
Denver, CO	4	22	26	—	—
San Antonio, TX	7	14	21	1	74
Memphis, TN	6	9	15	2	133
All Other (2)	37	54	91	8	1,628
Total	295	1,287	1,582	67	$7,806

(1)	Reflects single-family properties held for sale as of June 30, 2016.

(2)	Represents 17 markets in 11 states.

Share Repurchase History
(Amounts in thousands, except share and per share data)

Board authorization announced on 9/21/15:		$300,000

Quarterly Period	Shares Repurchased	Purchase Price	Avg. Price Paid Per Share
3Q15	3,407,046	$53,679	$15.76
4Q15	226,556	3,601	15.89
1Q16	4,930,783	75,947	15.40
2Q16	1,284,873	20,027	15.59
Total	9,849,258	$153,254	$15.56

	Remaining authorization:	$146,746

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations
Average Change in Rent for Re-Leases
Average change in rent for re-leases is calculated as the percentage change in annual rent on properties re-leased during the period, compared to annual rent of the previous expired lease for each individual property.

Average Change in Rent for Renewals
Average change in rent for renewals is calculated as the percentage change in rent on non-month-to-month lease renewals during the period.

Core Net Operating Income ("Core NOI"), Same-Home Core NOI and Same-Home Core NOI after capital expenditures
Core NOI and Same-Home Core NOI are supplemental non-GAAP financial measures that we define as rents and fees from single-family properties, net of bad debt expense, less property operating expenses for single-family properties, excluding expenses reimbursed by tenant charge-backs and bad debt expense. A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Core NOI and Same-Home Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of convertible units, (3) depreciation and amortization, (4) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (5) noncash share-based compensation expense, (6) interest expense, (7) general and administrative expense, (8) other expenses and (9) other revenues. We further adjust Same-Home Core NOI by subtracting capital expenditures to calculate Same-Home Core NOI after capital expenditures, which we believe is a meaningful supplemental non-GAAP financial measure because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

We consider Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures to be meaningful financial measures because we believe they are helpful to investors in understanding the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs.

Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures should be considered only as supplements to net income (loss) as a measure of our performance. Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures also should not be used as substitutes for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
The following is a reconciliation of net loss attributable to common shareholders, determined in accordance with GAAP, to Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures for the three and six months ended June 30, 2016 and 2015 (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss attributable to common shareholders	$(10,404)	$(17,697)	$(14,781)	$(35,487)
Dividends on preferred shares	7,412	5,569	12,981	11,138
Noncontrolling interest	(761)	3,730	3,075	7,686
Net (loss) income	(3,753)	(8,398)	1,275	(16,663)
Remeasurement of preferred shares	150	(580)	450	(700)
Remeasurement of Series E units	—	(2,143)	—	(3,981)
Gain on conversion of Series E units	—	—	(11,463)	—
Depreciation and amortization	79,604	59,221	149,121	112,885
Acquisition fees and costs expensed	3,489	4,236	9,142	10,144
Noncash share-based compensation expense	983	734	1,853	1,430
Interest expense	35,481	22,003	66,458	37,673
General and administrative expense	7,346	6,276	15,403	12,407
Property operating expenses for vacant single-family properties (1)	—	3,616	—	8,894
Other expenses	2,087	840	3,340	1,534
Other revenues	(4,504)	(1,644)	(8,489)	(3,009)
Tenant charge-backs	20,253	11,962	41,269	20,334
Expenses reimbursed by tenant charge-backs	(20,253)	(11,962)	(41,269)	(20,334)
Bad debt expense excluded from operating expenses	1,414	1,514	2,483	2,785
Bad debt expense included in revenues	(1,414)	(1,514)	(2,483)	(2,785)
Core net operating income	120,883	84,161	227,090	160,614
Less: Non-Same-Home core net operating income	54,482	23,376	95,202	37,453
Same-Home core net operating income	66,401	60,785	131,888	123,161
Same-Home capital expenditures	4,837	7,161	8,165	13,111
Same-Home core net operating income after capital expenditures	$61,564	$53,624	$123,723	$110,050

(1)	Beginning January 1, 2016, property operating expenses for vacant single-family properties has been included in property operating expenses in the condensed consolidated statements of operations.

EBITDA / Adjusted EBITDA
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. Adjusted EBITDA is a supplemental non-GAAP financial measure calculated by adjusting EBITDA for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) gain or loss on conversion of convertible units and (4) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value. We consider Adjusted EBITDA to be a meaningful financial measure of operating performance because it excludes the impact of various income and expense items that are not indicative of operating performance.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
The following is a reconciliation of net loss attributable to common shareholders, determined in accordance with GAAP, to EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2016 and 2015 (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss attributable to common shareholders	$(10,404)	$(17,697)	$(14,781)	$(35,487)
Dividends on preferred shares	7,412	5,569	12,981	11,138
Noncontrolling interest	(761)	3,730	3,075	7,686
Net (loss) income	(3,753)	(8,398)	1,275	(16,663)
Interest expense	35,481	22,003	66,458	37,673
Depreciation and amortization	79,604	59,221	149,121	112,885
EBITDA	$111,332	$72,826	$216,854	$133,895

Noncash share-based compensation expense	983	734	1,853	1,430
Acquisition fees and costs expensed	3,489	4,236	9,142	10,144
Gain on conversion of Series E units	—	—	(11,463)	—
Remeasurement of Series E units	—	(2,143)	—	(3,981)
Remeasurement of preferred shares	150	(580)	450	(700)
Adjusted EBITDA	$115,954	$75,073	$216,836	$140,788

Economic Occupancy
Economic occupancy is calculated as core revenues divided by the product of (1) average contractual monthly rent, (2) total number of properties and (3) number of months in the period.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) noncash gain or loss on conversion of convertible units and (5) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) actual leasing costs incurred during the period. As many of our homes are still recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home property by (b) our total number of properties, excluding non-stabilized and held for sale properties.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders is a helpful measure of a REIT’s performance since this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation.

We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, are helpful to investors as supplemental measures of the operating performance of the Company as they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net cash flow provided by operating activities or net income (loss) per share, as determined in accordance with GAAP, as a measure of our liquidity, operating performance or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net loss attributable to common shareholders, determined in accordance with GAAP.

FFO Shares and Units
FFO shares and units includes weighted-average common shares and operating partnership units outstanding.

Leased Property
A property is classified as leased upon the execution (i.e., signature) of a lease agreement.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Retention Rate
Retention rate is calculated as the number of renewed leases in a given period divided by the sum of total lease expirations and early terminations during the same period.

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
Single-family properties that we acquire individually (i.e., not through a bulk purchase) are classified as either stabilized or non-stabilized. A property is classified as stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days.

Total Debt
Total Debt includes principal balances on asset-backed securitizations, exchangeable senior notes, secured notes payable and borrowings outstanding under our credit facility as of end of period and excludes unamortized discounts on acquired debt, the value of exchangeable senior notes classified within equity and unamortized deferred loan costs.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
Total Equity Capitalization
Total equity capitalization represents the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of end of period) and the current liquidation value of preferred shares as of end of period.

Total Market Capitalization
Total market capitalization includes total equity capitalization and Total Debt.

Turnover Rate
Turnover rate is calculated as the number of tenant move-outs during the period, divided by total number of properties.

Corporate Information	Executive Management
American Homes 4 Rent	David P. Singelyn
30601 Agoura Road, Suite 200	Chief Executive Officer
Agoura Hills, CA 91301
Phone: (805) 413-5300	Jack Corrigan
Website: www.americanhomes4rent.com	Chief Operating Officer

Investor Relations	Diana M. Laing
Phone: (855) 794-AH4R (2447)	Chief Financial Officer
Email: investors@ah4r.com

Analyst Coverage (1)

Bank of America / Merrill Lynch	FBR Capital Markets & Co	GS Global Investment Research
Jeffrey Spector	Patrick Kealey	Andrew Rosivach
jeff.spector@baml.com	pkealey@fbr.com	andrew.rosivach@gs.com
(646) 855-1363	(703) 312-9656	(212) 902-2796

JP Morgan Securities	Keefe, Bruyette & Woods, Inc.	Morgan Stanley
Anthony Paolone	Jade Rahmani	Richard Hill
anthony.paolone@jpmorgan.com	jrahmani@kbw.com	richard.hill1@morganstanley.com
(212) 622-6682	(212) 887-3882	(212) 761-9840

Raymond James & Associates, Inc.	Wells Fargo Securities	Zelman & Associates
Buck Horne	Jeff Donnelly	Dennis McGill
buck.horne@raymondjames.com	jeff.donnelly@wellsfargo.com	dennis@zelmanassociates.com
(727) 567-2561	(617) 603-4262	(212) 993-5833

(1)
The sell-side analysts listed above follow American Homes 4 Rent ("AMH"). Any opinions, estimates or forecasts regarding AMH's performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.